Exhibit 10.1
Lawson Products, Inc.
Long-Term Incentive Plan
     1. Purpose. The Lawson Products, Inc. Long-Term Incentive Plan (“Plan”) is designed to promote the interests of the Company by providing long-term incentive compensation to selected key employees, based on performance improvements directly related to the appreciation in the value of the Company, and thereby enhancing the ability of the Company to attract, retain and motivate such key personnel.
     2. Plan Term. The Company hereby establishes the Lawson Products, Inc. Long-Term Incentive Plan, as set forth herein, effective as of March 18, 2008. The Plan shall terminate on the 10th anniversary of that effective date (unless terminated earlier, by the Board, pursuant to Section 24).
     3. Definitions.
     (a) “Award” means a right to participate in the Plan, as evidenced by the applicable award agreement provided to a Participant.
     (b) “Board of Directors” or “Board” means the Board of Directors of the Company.
     (c) “Cause” for the termination of a Participant’s employment means
(i)	the Participant’s willful or intentional failure to perform the duties of his employment in any material respect,

(ii)	malfeasance or negligence in the performance of the Participant’s duties of employment in any material respect,

(iii)	the Participant’s commission of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Participant resides (whether or not in connection with his employment),

(iv)	the Participant’s disclosure of material confidential information about the business of the Company or any of its subsidiaries to any individual or entity, other than in the performance of the duties of his employment,

(v)	the Participant’s material violation of any formal written policy adopted by the Company,

(vi)	the Participant’s knowing certification of any misrepresentation or false information in any filing by the Company with a government agency,

(vii)	the Participant’s commission of an act or acts that result in the imposition of criminal or civil penalties against the Company by a government agency, or,

(viii)	any other act or omission by the Participant (other than an act or omission resulting from the exercise by the Participant of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of its subsidiaries;
provided, however, that no act or omission by the Participant shall constitute Cause unless the Company gives written notice thereof to the Participant, and the Participant fails to remedy such act or omission within seven (7) days after receiving such notice.
     (d) “CEO” means the Chief Executive Officer of the Company.

     (e) “Code” means the Internal Revenue Code of 1986, as amended.
     (f) “Compensation Committee” and “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board may designate to administer this Plan.
     (g) “Company” means Lawson Products, Inc., and any successor corporation or corporations with or into which Lawson Products, Inc., may be consolidated or merged and/or its subsidiary companies.
     (h) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Company stock, if any, subject to an Award by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its stock.
     (i) “Effective Date” means the date as of which an Award is approved by the Compensation Committee. At the Committee’s discretion this may be the day of such approval, or some later date. Effective Dates cannot precede the Committee’s approval.
     (j) “Goals” means one or more performance indicators as determined by the Compensation Committee used to evaluate actual Company performance relative to an Award and to calculate the settlement value of any applicable Awards earned. Goals may vary from year to year and may include financial and non-financial factors, including, but not limited to:
(i) earnings before interest, taxes, depreciation and amortization, (ii) revenue, (iii) sales, (iv) earnings per share, (v) funds from operations, (vi) pretax income before allocation of corporate overhead and bonus, (vii) budget, (viii) cash flow, (ix) net income, (x) division, group or corporate financial objectives, (xi) appreciation in or maintenance of the price of the stock or any other publicly traded securities of the Company, (xii) dividends, (xiii) total shareholder return, (xiv) return on shareholders’ equity, (xv) return on assets or return on net assets, (xvi) return on investment, (xvii) internal rate of return, (xviii) attainment of strategic and operational objectives, (xix) market share, (xx) operating margin, (xxi) profit margin, (xxii) gross profits, (xxiii) earnings before interest and taxes, (xxiv) economic value-added models, (xxv) comparisons with a peer group or various stock market indices, (xxvi) reductions in costs, or (xxvii) customer satisfaction. In the event of multiple Goals, Goals will be weighted.
     (k) “Inadequate Performance” means that a Participant has failed to perform at a satisfactory level in relation to reasonable individual performance measures established by the Company in advance for the Participant.
     (l) “Maximum” refers to the level of performance on the part of the Company, relative to any Goal, required for the plan to make a maximum payout, typically 200% of the targeted payout.
     (m) “Metrics” refers to the numeric values associated with Threshold, Target, or Maximum levels of Goal performance.
     (n) “Participant” means a select key employee of the Company whom the Committee approves to receive an Award under this Plan.
     (o) “Performance Period” means the defined period of time over which Company performance will be measured against the Goals, in order to determine the settlement value of an Award under the Plan. The actual beginning and end dates for any Performance Period shall be determined by the Committee. The Performance Period for an Award may begin prior to the Effective Date for that Award, but the option price for a stock option or the base price for a stock appreciation right (“SAR”) may not be determined on the basis of a date prior to the Effective Date for that stock option or SAR.

     (p) “Permanent Disability” means that a Participant, after being unable due to injury or illness to perform substantially all of the duties of his employment with the Company for a period of at least six (6) months, has been determined by the Board to be permanently prevented from performing substantially all of such duties.
     (q) “Target” refers to the level of performance on the part of the Company, relative to any Goal, required for the Plan to make 100% of the targeted payout.
     (r) “Threshold” means the minimum level of Company performance, relative to any Goal, that is required for settlement to occur. At the Threshold performance level the Plan payout will typically be 50% of the targeted payout.
     (s) “Vehicle” refers to how an Award may be settled, which may be in cash, stock, non-qualified stock options, incentive stock options, restricted shares, stock units, common shares, phantom stock or SARs. The actual Award settlement may be in a combination of Vehicles as determined by the Committee at the time the Award is approved.
     (t) “Vest,” “Vesting” or “Vested” refers to an Award becoming earned, even if not yet settled, but a Vested Award remains subject to possible forfeiture under Section 8(c) or Section 10(b), below.
     4. Eligibility.
     (a) The Committee shall select Participants in this Plan from those key executives, or other select employees, of the Company (or subsidiaries of the Company) who, in the opinion of the Committee, have the capacity for contributing in substantial measure to the long-term successful performance of the Company. The Committee shall have full discretion as to the selection of employees to participate in this Plan. No particular employee (regardless of title or position) shall automatically be entitled to participate. Receiving one or more Awards under this Plan shall not entitle a Participant to receive any further Award.
     (b) Employees who are hired, rehired or assigned into an eligible position may be granted Awards for a then current Performance Period or any Performance Period subsequent to their hiring or assignment.
     5. Awards.
     (a) CEO participation in the Plan is at the discretion of the Compensation Committee. The CEO shall make recommendations to the Committee for other employees on Award amounts, Effective Dates, Goals and Metrics, Participants, Performance Periods, Vesting and Vehicles. The Committee shall review and may modify and/or approve the CEO’s recommendations. An Award under this Plan shall be evidenced by a written agreement delivered to the Participant.
     (b) Award levels are subject to review by the Compensation Committee each year, at the Committee’s sole discretion. As a result of these reviews, Award levels will be set as determined by the Committee. At the beginning of each Performance Period, Award levels will be determined and may vary at the will of the Committee.
     (c) Awards based on non-qualified stock options, incentive stock options, stock units, phantom stock or SARs shall expire no more than ten (10) years after the date of grant, except that stock obtained through such Awards may be retained beyond that time.

     6. Administration.
     (a) This Plan shall be administered by the Committee, which shall have full authority to take any and all actions it deems necessary or appropriate to serve the purposes of this Plan, including but not limited to:
(i)	Prescribe the form of any and all Vehicles or Goals to be used in connection with the Plan, which Vehicles or Goals may, at the Committee’s discretion, be different for each Participant,

(ii)	Adopt, amend and from time to time rescind such rules and regulations for the administration of the Plan, and for its own acts and proceedings, as it may deem appropriate,

(iii)	Make all determinations and decide all other questions and settle all controversies which may arise in connection with the administration or interpretation of this Plan, and

(iv)	Impose conditions on any Participant in connection with receiving or retaining any Award under this Plan, which conditions may, at the Committee’s discretion, be different for each Participant.
     (b) Any decisions, determinations, interpretations or other actions of the Committee under this Plan shall, with the Board’s approval, be binding and conclusive upon all parties, including the Company and any Participant.
     (c) No member of the Committee or the Board shall be liable for any action or determination made by him in good faith with respect to this Plan or any Award hereunder.
     (d) The Committee and Board may take actions to ensure the Plan is in compliance with limits and requirements under Section 162(m) of the Code, to ensure the deductibility of Awards earned.
     7. Vesting. Except as otherwise provided, an Award under this Plan shall Vest upon, and only upon:
     (a) completion of the applicable Performance Period and, if applicable, the achievement of at least the Threshold level of performance, and the satisfaction of all other Vesting conditions established by the Committee for the Award, which may include the Participant meeting minimum individual performance standards established by the Company, or
     (b) a Change in Control, or,
     (c) the termination of the applicable Participant’s employment with the Company and all of its subsidiaries because of death, Permanent Disability or termination by the Company other than for Cause or Inadequate Performance.
However, the Committee shall have discretionary authority to Vest any particular Award, in whole or in part, if the Committee determines that the circumstances warrant such action.
     8. Effect of Termination of Employment.
     (a) Except as otherwise approved by the Committee under Section 7, above, a Participant must be in an active employment status with the Company, or one of its subsidiary companies, on the date an Award Vests in order to receive settlement.

     (b) If a Participant’s employment with the Company and all of its subsidiaries terminates because of the Participant’s death or Permanent Disability, or is terminated by the Company other than for Cause or Inadequate Performance, that Participant’s Awards shall Vest at that time and be valued and settled in accordance with Section 10(c), below, and the applicable Award agreements. Any stock options or SARs included in Vested Awards may be exercised by the Participant within ninety (90) days after the termination of employment.
     (c) If a Participant’s employment with the Company or one of its subsidiaries is terminated for Cause, all applicable Awards under this Plan, including any Awards that have Vested but not yet been settled, shall be forfeited. In addition, the Committee may, in its discretion, require the Participant to repay to the Company all or any part of any settlement(s) previously paid or distributed to the Participant under this Plan.
     (d) If a Participant’s employment terminates by resignation or is terminated by the Company for Inadequate Performance, all of the Participant’s Awards that have not yet Vested shall be forfeited. However, any Awards that have Vested but have not yet been settled shall be retained by the Participant and shall be settled in due course in accordance with the other provisions of this Plan; and if any stock options or SARs included in Awards are Vested but not yet exercised, the Participant shall have ninety (90) days after the termination of employment to exercise such Awards before they are forfeited.
     (e) Awards under this Plan have no value as compensation until such time as they Vest. Therefore, forfeiture of Awards under this Section 9 shall not be deemed a loss of earned compensation.
     9. Adjustments for Acquisitions and Other Major Transactions. If the Company expands its activities by acquiring another ongoing business enterprise, or participates in any other type of major transaction, or significantly restructures its assets and/or operations, and if the Committee determines that resulting changes have materially impacted the ability to achieve the Goals for any Award, the Committee may adopt such adjustments to the Goals, Metrics, terms and conditions for Vesting, or other Plan parameters, as deemed appropriate.
     10. Settlement.
     (a) Unless an alternative settlement schedule is provided for under paragraph (c), below, or Section 11 or Section 14, below, the settlement value of an Award shall be determined and settled as soon as is practical after Vesting.
     (b) If a Participant violates in any material respect a confidentiality agreement or a non-competition agreement referred to in Section 16, below, the Participant shall forfeit the right to receive any further settlements under this Plan, and the Company shall be entitled to recover any settlements previously made to the Participant under this Plan at a time or times when the Participant had committed or was committing such a violation.
     (c) If a Participant’s employment is terminated by death, Permanent Disability or termination by the Company other than for Cause or Inadequate Performance, applicable Awards will be valued and settled on a pro-rated basis where the numerator is the number of days during the Performance Period that the employee was in an active employment status with the Company or one of its subsidiaries, and was a Participant in the Plan, and the denominator is the total number of days in the Performance Period. Under this circumstance, applicable Awards will be valued based on the actual level of performance for the Company during the full Performance Period, unless the Committee, in its discretion, elects to value and settle one or more of the Awards prior to the end of the Performance Period by valuing such Award(s) as if the Company had achieved at the Target level of performance.
     (d) All applicable taxes, withholdings, garnishments, and regulatory requirements will apply to Award settlements as required by law, standard payroll practices of the Company, and Internal Revenue Service regulations.

     (e) Awards from this Plan will be excluded in calculations for retirement benefit purposes and other benefits calculations, such as paid time off and disability payments.
     11. Deferrals. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with settling any Award. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that an Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award agreement or take any other actions that the Committee determines are necessary or appropriate to:
     (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits with respect to the Award, or,
     (b) comply with the requirements of Section 409A of the Code and the applicable guidance.
     12. Shares Authorized Under the Plan.
     (a) The total aggregate number of shares of Company stock that may be issued under the Plan is two hundred thousand (200,000) shares, subject to adjustment as described in subsection (d), below.
     (b) Within the aggregate limit described in subsection (a), the maximum number of shares of Company stock that may be issued under the Plan to any single individual pursuant to Awards during the term of the Plan is fifty percent (50%) of the maximum number of shares that may be issued under the Plan, subject to adjustment as described in subsection (d), below.
     (c) Shares issued under the Plan may be authorized but un-issued shares of Company stock or reacquired shares of Company stock, including shares purchased by the Company on the open market. If and to the extent options or SARs awarded under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any stock-based Awards are forfeited or terminated prior to Vesting, or otherwise are not settled, the shares reserved for such Awards shall again be available for purposes of the Plan. Shares of Company stock withheld for payment of applicable tax withholding obligations with respect to the exercise or other taxation of an Award shall again be available for purposes of the Plan. If SARs are exercised, or settled in shares, only the net number of shares actually issued upon exercise of the SARs shall be considered issued under the Plan for purposes of this paragraph (c). Any other provision of this paragraph (c) notwithstanding, no shares shall be considered available for new Awards under the Plan if such availability would adversely affect the qualification under Section 422 of the Code of incentive stock options issued under the Plan.
     (d) If there is any change in the number or kind of shares of Company stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company stock without the Company’s receipt of consideration, or if the value of outstanding shares of Company stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then the maximum number of shares of Company stock available for issuance under the Plan, the maximum number of shares of Company stock for which any individual may receive Awards, the number of shares covered by outstanding Awards, the kind of shares issued and to be issued under the Plan, and the price per share or other features of such Awards may be appropriately adjusted by the Committee, as it may deem reasonably necessary, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company stock to prevent, to the extent practicable, the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. Any adjustment affecting an Award made pursuant to this Section 12 shall be made consistent with the requirements of Section 162(m) of the Code. Any other provision of this paragraph (d) notwithstanding, no adjustment shall be made under this paragraph (d) if such adjustment would adversely affect the qualification under Section 422 of the Code of incentive stock options issued under the Plan.
     13. Dividend Equivalents.
     (a) When the Committee makes a stock-based Award under the Plan, the Committee may award Dividend Equivalents in connection with the Award, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are awarded but not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation or may be converted to stock units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance Goals.
     (b) Dividend Equivalents may be payable in cash or shares of Company stock or in a combination of the two, as determined by the Committee.
     14. Change in Control.
     (a) Any other provision of this Plan to the contrary notwithstanding, in the event of a Change in Control (as defined in paragraph (b), below), the Vesting, valuation and settlement of all Awards then outstanding under this Plan shall be governed by the provisions of this Section 14 rather than by the provisions of Sections 7 through 10 of this Plan.
     (b) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:
(i)	any “person” or “group” of “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder), other than Ronald B. Port and Roberta Washlow, or any of them and/or their respective spouses, children, heirs, assignees or affiliates (the “Port Group”), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing voting power of the then outstanding voting securities of the Company greater than the voting power of the Port Group; or,

(ii)	there is a merger, consolidation or reorganization involving the Company, unless:
(A)	the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) or any parent thereof, in substantially the same proportion as their ownership of the voting securities of the Company immediately before such merger, consolidation or reorganization; and,

(B)	the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of the Surviving Corporation (or parent thereof); and,

(C)	no “person” or “group” of “persons” as defined above, other than the Port Group, is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation (or parent thereof); or,
(iii)	there is a sale or other disposition of all or substantially all of the assets of the Company to an entity other than an entity:
(A)	of which at least fifty percent (50%) of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their then current ownership of the voting securities of the Company; and,

(B)	of which a majority of the board of directors is comprised of individuals who were members of the Board of the Company immediately prior to the execution of the agreement providing for such sale or disposition; and,
(C)	of which no “person” or “group” of “persons” as defined above, other than the Port Group, is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation (or parent thereof); or,
(iv)	Individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date hereof whose election, or nomination for election by Company stockholders, was approved by a vote of at least four-fifths (4/5) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless any such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation) arising in connection with an effort to bring about one or more transactions that would constitute a Change in Control under subparagraphs (i), (ii) or (iii), above.
     (c) Upon the occurrence of a Change in Control, all Awards outstanding under the Plan shall immediately Vest and shall be valued as if the Company had achieved the Target level of performance, except that, in the case of an Award granted more than thirty (30) days after the beginning of the applicable Performance Period, the Committee may, in its discretion, value and settle all or any part of such an Award on a pro-rated basis where the numerator is the number of days during the applicable Performance Period that, at the time of the Change in Control, have elapsed since the Award was granted, and the denominator is the total number of days from the beginning of the Performance Period through the date of the Change in Control.
     (d) Upon the occurrence of a Change in Control, all applicable Awards under this Plan shall, to the extent feasible, be settled within thirty (30) days after such occurrence, without regard to any settlement schedule described in other sections of this Plan, unless otherwise determined by the Committee; provided, however, that if any portion of the Change in Control consideration which is payable to the shareholders of the Company is not paid to the shareholders at the time of the Change in Control in cash, readily marketable securities, negotiable promissory notes, or some other form of readily marketable property, then a corresponding pro rata portion of the amounts payable to Participants with respect to Awards under the Plan shall not be settled with the Participants in connection with the occurrence of the Change in Control but shall be settled with the Participants at the same time or times, and in the same proportion or proportions, and on the same terms and conditions (including without limitation any applicable interest on deferred amounts, any appreciation adjustment, and/or any adjustment for dividends or other distributions with respect to shares) as the balance of the Change in Control consideration is paid to the shareholders of the Company or becomes readily marketable, as the case may be; and if the shareholders receive the benefit of any guarantee or security arrangements with respect to any deferred payments, then the Participants shall receive the benefit of the same (if available) or equivalent arrangements. In determining whether property received by the shareholders is readily marketable, any applicable restrictions on transfer (including without limitation restrictions arising under federal or state securities laws or otherwise imposed by the terms and conditions of the contract governing the Change in Control transaction) shall be fully taken into account.
     15. Adjustments to Avoid Excise Tax.
     (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the amounts payable to the Participant under this Plan shall be reduced to the extent necessary so that no portion of the amounts payable under this Plan shall be subject to such Excise Tax, but only if the net amount of such payments, as so reduced (and after imposition of the total amount of federal, state and local income tax on such payments) is greater than the excess of (A) the net amount of such payments, without reduction (but after imposition of the total amount of federal, state and local income tax on such payments) over (B) the amount of Excise Tax to which the Participant would be subject in respect of such unreduced payments. If it is determined that Excise Tax will or might be imposed on a Participant in the absence of such reduction, the Company and the Participant shall make good faith efforts to seek to identify and pursue reasonable action to avoid the need for such reduction or, if such reduction is not applicable, to reduce the amount of Excise Tax imposed on the Participant; provided, however, that this sentence shall not be construed to require the Participant to accept any further reduction in the amount that would be payable to him in the absence of this sentence. The provisions of this Section 15 shall override and control any inconsistent provision in any other agreement with, or compensation award to, any Participant.
     (b) All determinations required to be made under this Section 15, including whether reduction is required under paragraph (a), above, and the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made in good faith by an independent accounting firm selected by the Company in accordance with applicable law (the “Accounting Firm”), in consultation with tax counsel reasonably acceptable to the Participant. In the event that such Accounting Firm is serving as accountant or auditor for the individual, entity or group acting as the acquirer of the Company in a Change in Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to herein as “the Accounting Firm”). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no excise tax under Section 4999 of the Code is payable by any particular Participant, the Company shall request that the Accounting Firm furnish the Participant with written guidance that failure to report such excise tax on the Participant’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty.
     16. Confidentiality and Non-Competition.
     (a) If a Participant is not already a party to a confidentiality agreement with the Company, the Participant shall, whenever requested by the Company, enter into such an agreement as a condition to participation under this Plan.
     (b) As a condition to retaining Awards under this Plan, each Participant shall, whenever requested by the Company, enter into a restrictive agreement under the terms of which, during the term of the Participant’s employment with the Company and for a period of two (2) years thereafter, the Participant shall not, directly or indirectly, engage in, be employed by, act as a consultant to, be a director, officer, owner or partner of, or acquire any other significant interest in, any business activity or entity which competes directly or indirectly with the Company or any subsidiary of the Company. The form and the specific terms of such a restrictive agreement shall be as prescribed by the Company.

     17. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to receive any remaining amounts due him under this Plan in the event of his death, and may change such designation from time to time by filing a written designation of beneficiaries with the Company, provided that no such designation shall be effective unless so filed prior to the death of such Participant. If there is no such designation in effect at the time of a Participant’s death, any such remaining amounts shall be settled with the Participant’s estate.
     18. No Right of Continued Employment. Participation in the Plan or the receipt of an Award hereunder shall not give any Participant any right to continued employment by the Company, and the right to dismiss any Participant is expressly reserved by the Company, despite the possible adverse effect hereunder on any such Participant. Because the Plan is a contractual arrangement contingent on future events, neither the Award nor a payment hereunder shall be considered compensation for purposes of any profit-sharing, stock purchase, pension or other similar plan of the Company.
     19. No Segregation of Cash or Property. The Company shall not be required to segregate any cash or any other property in connection with any Awards under this Plan. No interest shall be payable at any time with respect to any Awards except as expressly provided herein.
     20. No Rights as a Shareholder. No Award under this Plan shall confer on any Participant any voting or other rights or privileges of a shareholder of the Company. The right of any Participant to receive any distribution or payment under this Plan shall be that of an unsecured general creditor of the Company.
     21. Assignments, Etc. This Plan shall be binding upon and to the benefit of each Participant, his heirs, executors and administrators and the Company, its successors and assignees. The rights, interests and benefits of any Participant or any person or persons claiming benefits under such Participant by reason of the Plan shall not be sold, transferred, alienated, assigned, pledged, hypothecated or encumbered or otherwise disposed of except by will, testamentary trust, or by the laws of descent and distribution and shall not be subject to execution, attachment, transfer by operation of law or any other legal process. Any attempted sale, transfer, alienation, assignment, pledge, hypothecation or encumbrance, or other disposition of any rights, interests, and benefits under this Plan contrary to the foregoing provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.
     22. Illinois Law to Govern. All questions pertaining to the construction, validity and effect of the provisions and administration of this Plan shall be determined in accordance with the laws of the State of Illinois.
     23. Gender. Wherever from the context of this Plan it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in any one of the masculine, feminine or neuter genders shall include the masculine, feminine and neuter.
     24. Amendment or Termination of Plan.
     (a) The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights of the Participant regarding any Award previously made to the Participant under the Plan, unless the power to make such a unilateral change has been reserved for the Company in the Plan or the Award agreement. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations. In addition, the Board may in any event amend or terminate any provision of this Plan and/or any previous Awards to the extent such amendment or termination is necessary to satisfy the requirements of Section 162(m) of the Code or any successor to that Section 162(m), so that all payments under this Plan to any Participant who is a “covered employee” of the Company (as defined in Section 162(m)(3) of the Code) will qualify as deductible performance-based compensation.
     (b) Notwithstanding anything in the Plan to the contrary, the Committee may not reprice any stock options or SARs, nor may the Board amend the Plan to permit repricing of options or SARs, unless the shareholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in the NASDAQ rules and regulations, as in effect from time to time.
     25. Effective Date of Plan. This Plan shall take effect upon adoption by the Board, but until the material terms of the compensation opportunity under this Plan have been approved by a majority vote of the shareholders of the Company, no payment shall be made under this Plan that would be a non-deductible payment because of Section 162(m) of the Code or any successor to that Section 162(m).